Exhibit 5.1

July 24, 2026

INVO Fertility, Inc.

5582 Broadcast Court

Sarasota, FL 24240

Re:	INVO Fertility, Inc.
Registration Statement on Form S-1

To whom it may concern:

We are special counsel to INVO Fertility, Inc., a Nevada corporation (the “Company”) in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration under the Securities Act and the offering and sale by Alumni Capital LP (“Alumni” or the “Selling Stockholder”) of up to 20,000,000 shares (the “Shares”) of the Company’s common stock par value $0.0001 per share (the “Common Stock”) issuable pursuant to an Any Market Purchase Agreement dated July 24, 2026 between the Company and Alumni (the “Purchase Agreement”), including Shares issuable as commitment securities under the Purchase Agreement or upon exercise of pre-funded warrants as commitment securities under the Purchase Agreement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Securities and the securities issued upon exercise thereunder, as applicable.

In rendering the opinions set forth below, we have made such investigations and examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), the Bylaws of the Company, as amended to date (the “Bylaws”), (i) the Company’s Articles of Incorporation as currently in effect, (ii) the Puchase Agreement, (iii) the form of pre-funded warrant, and (iv) such records of corporate proceedings, certificates of public officials and officers of the Company, and other certificates, instruments, and documents relating to the authorization and issuance of the Securities as we have deemed relevant and necessary for the opinions hereinafter expressed, and other documents as we have considered to be necessary or relevant for the purposes of the opinions hereinafter expressed. In addition, we have reviewed and relied upon certain of the Company’s filings with the SEC, which are publicly available on the SEC’s website at sec.gov and the SEC’s EDGAR database located therein (the “EDGAR Database”).

10250 Constellation Blvd. | 19th Floor | Los Angeles, CA 90067 | O 310.553.3000 | glaserweil.com

July 24, 2026

In rendering the opinions set forth below, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company, the Shares, the Purchase Agreement, the pre-funded warrants, and the transactions described in the Registration Statement and the Prospectus that were not readily ascertainable by us. In all such examinations and in giving our opinion, we have assumed that all documents identified in the EDGAR Database as filed by the Company were filed with the SEC on the dates set forth on the EDGAR Database. We have further assumed the conformity to authentic original documents of all documents identified in the EDGAR Database as filed by the Company, the conformity to authentic original signatures of all conformed signatures set forth in the documents identified in the EDGAR Database as filed by the Company with the SEC, and the genuineness of all such signatures. We have further assumed the genuineness of all signatures (including .PDF, DocuSign, or other generally accepted electronic signatures and signatures delivered by facsimile), the legal capacity and competency at all relevant times of all natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, authenticated, conformed, notarized, photostatic, facsimile, or electronic copies and the authenticity of the originals of such certified, authenticated, conformed, notarized, photostatic, .PDF, or facsimile copies. We have further assumed that all facts set forth in the official public records, certificates, and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true, and accurate. We have also assumed that all facts set forth in any certificates supplied by the Company (including, without limitation, the board resolutions pursuant to which the Securities are to be issued) or by any purchaser are complete, true, and accurate. We have further assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes, and (ii) upon the issue of any of the shares of Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares being registered while the Registration Statement is effective under the Securities Act.

These opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

These opinions are subject to the effect of general principles of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, an implied covenant of good faith and fair dealing, upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

10250 Constellation Blvd. | 19th Floor | Los Angeles, CA 90067 | O 310.553.3000 | glaserweil.com

July 24, 2026

Based upon and subject to the foregoing assumptions, qualifications, and limitations, we are of the following opinions:

(1)	The Purchase Agreement is the binding and enforceable obligations of the Company.

(2)	If the Company the Shares to be issued pursuant to the Purchase Agreement, when issued in accordance with the terms of the Purchase Agreement and, if applicable, the pre-funded warrants, and upon payment therefor, will be validly issued, fully paid, and non-assessable.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We are admitted to practice law in the State of California, and we render these opinions only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of California, the corporate laws of the State of Nevada (including Chapters 78 and 92A of the Nevada Revised Statutes and applicable provisions of the Nevada constitution, but excluding local laws), and reported judicial decisions relating thereto.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion speaks only as of the date above written. We assume no duty to update, revise, or supplement this opinion or to communicate with you with respect to any change in law that comes to our attention hereafter.

Very truly yours,

/s/ GLASER WEIL FINK HOWARD JORDAN & SHAPIRO LLP

GLASER WEIL FINK HOWARD JORDAN & SHAPIRO LLP

10250 Constellation Blvd. | 19th Floor | Los Angeles, CA 90067 | O 310.553.3000 | glaserweil.com